Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES RESULTS FOR QUARTER ENDED JUNE 30, 2011

HIGHLIGHTS

--     Year-over-year diluted FFO per share increased 42% to $0.78; diluted FFO as adjusted per share increased 40% to $0.77; diluted FAD per share increased 32% to $0.62; and diluted earnings per share was $0.55

--     Year-over-year three- and six-month adjusted NOI Same Property Performance increased 2.6% and 4.7%, respectively

--     Completed $6.1 billion acquisition of HCR ManorCare’s real estate assets

--     Received $330.4 million from the early payoff of our Genesis debt investments, realizing a 40% annualized internal rate of return

--     Announced a strategic venture with Brookdale Senior Living

--     Other acquisitions and capital investments of $97 million

--     Raised full-year 2011 adjusted NOI Same Property Performance guidance to a range of 3.0% to 4.0%

LONG BEACH, CA, August 2, 2011 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended June 30, 2011 as follows (in thousands, except per share amounts):

	Three Months Ended June 30, 2011				Three Months Ended June 30, 2010		Per Share
	Amount		Per Share		Amount	Per Share	Change
FFO	$317,911		$0.78		$161,875	$0.55	$0.23
Merger-related items	(5,712	)(1)	(0.01	)(2)	—	—	(0.01)
FFO as adjusted	$312,199		$0.77		$161,875	$0.55	$0.22
FAD	$251,875		$0.62		$138,074	$0.47	$0.15
Net income applicable to common shares	$222,993		$0.55		$79,465	$0.27	$0.28

(1)      The net impact of $5.7 million of merger-related items attributable to the HCR ManorCare Acquisition (incurred from the 1st through the 6th of April 2011) include the following: (i) $20.7 million of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items, that were partially offset by (ii) $13.0 million of direct transaction costs and (iii) $2.0 million of interest expense associated with the $2.4 billion senior unsecured notes issued on January 24, 2011, which proceeds of such offering were obtained to prefund the HCR ManorCare Acquisition.

(2)      $0.01 per share of merger-related items attributable to the HCR ManorCare Acquisition include the following (incurred from the 1st through the 6th of April 2011):

(i) $0.05 per share of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items that are discussed in footnote 1(i);

(ii) ($0.03) per share of direct transaction costs that is discussed in footnote 1(ii); and

(iii) ($0.01) per share of negative carry related to prefunding activities consisting of: (a) 76 million shares from our December 2010 and March 2011 common stock offerings (excludes 4.5 million shares in March 2011 related to the underwriters’ overallotment option), which issuances increased our weighted average shares by five million shares for the quarter ended June 30, 2011; and (b) the interest expense related to the $2.4 billion senior notes offering that is discussed in footnote 1(iii). Proceeds from these offerings were used to prefund a portion of the cash consideration for the HCR ManorCare Acquisition.

In addition to the merger-related items discussed above, operating results for the quarter ended June 30, 2011, include the positive impact of $0.10 per share for the following: (i) interest income of $0.09 per share or $34.8 million from the early payoff of our Genesis debt investments; and (ii) other income of $0.01 per share or $5.7 million received in connection with a litigation settlement that represents proceeds owed to the Company from a prior sale of assets.

FFO, FFO as adjusted and FAD are supplemental non-GAAP financial measures that the Company believes are helpful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations” section of this release for additional information regarding FFO and FFO as adjusted and the “Funds Available for Distribution” section for additional information regarding FAD.

HCR MANORCARE ACQUISITION

On April 7, 2011, we completed our acquisition of substantially all of the real estate assets of privately-owned HCR ManorCare, Inc., for a purchase price of $6.1 billion. We acquired 334 post-acute, skilled nursing and assisted living facilities located in 30 states, with the highest concentrations in Ohio, Pennsylvania, Florida, Illinois and Michigan. A wholly-owned subsidiary of HCR ManorCare will continue to operate the facilities pursuant to a long-term, triple-net master lease agreement supported by a guaranty from HCR ManorCare. Additionally, we exercised our option to purchase an interest in the operations of HCR ManorCare for $95 million that represented a 9.9% equity interest at closing.

GENESIS DEBT INVESTMENT EARLY PAYOFF

On April 1, 2011, we received $330.4 million from the early repayment of our debt investments in Genesis HealthCare (“Genesis”). In conjunction with this early repayment, we recognized additional interest income of $34.8 million, which represents the unamortized discount and termination fee. These debt investments were acquired in September and October 2010 for $290 million. We realized a 40% annualized internal rate of return on these investments.

STRATEGIC VENTURE WITH BROOKDALE SENIOR LIVING

During the quarter ended June 30, 2011, we entered into definitive agreements to form a strategic venture with Brookdale Senior Living, Inc. (“Brookdale”) that includes the operation of 37 HCP-owned senior living communities previously leased to or operated by Horizon Bay Retirement Living (“Horizon Bay”). As part of this transaction, Brookdale will acquire Horizon Bay and: (i) assume an existing triple-net lease for nine communities, (ii) enter into a new triple-net lease related to four communities, (iii) assume Horizon Bay’s management of three communities, one of which was recently developed by HCP, and (iv) enter into management contracts and a joint venture agreement for a 10% interest in the real estate and operations of 21 senior living communities in a RIDEA structure.

We expect the transaction to close on September 1, 2011, although there can be no assurance that the transaction will close or, if it does, when the closing will occur. Upon the closing, Brookdale will operate 61 of our senior living communities.

OTHER INVESTMENT TRANSACTIONS

During the quarter ended June 30, 2011, we made investments of $97 million as follows: (i) acquired the 20-acre parcel of land situated at the gateway of South San Francisco for $65 million; and (ii) funded construction and other capital projects of $32 million, primarily in our life science and medical office segments.

DIVIDEND

On July 28, 2011, we announced that our Board of Directors declared a quarterly cash dividend of $0.48 per common share. The dividend will be paid on August 23, 2011 to stockholders of record as of the close of business on August 8, 2011.

OUTLOOK

For the full year 2011, we expect FFO applicable to common shares to range between $2.48 and $2.54 per share; FFO as adjusted applicable to common shares to range between $2.63 and $2.69 per share; FAD applicable to common shares to range between $2.09 and $2.15 per share; and net income applicable to common shares to range between $1.59 and $1.65 per share.

Estimates of FFO and net income applicable to common shares include the impact of the HCR ManorCare Acquisition that closed on April 7, 2011 and the corresponding merger-related items. FFO as adjusted and FAD applicable to common shares exclude the impact of merger-related items, which are as follows: (i) direct transaction costs; (ii) negative carrying costs related to prefunding the HCR ManorCare Acquisition, which were partially offset by (iii) gains upon the reinvestment of our HCR ManorCare debt investments and other miscellaneous items. See the “Projected Future Operations” section of this report for additional information regarding the above estimates.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, August 2, 2011 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended June 30, 2011. The conference call is accessible by dialing (866) 362-4820 (U.S.) or (617) 597-5345 (International). The participant passcode is 87362449. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. Through August 16, 2011, an archive of the webcast will be available on our website and a telephonic replay can be accessed by calling (888) 286-8010 (U.S.) or (617) 801-6888 (International) and entering passcode 25455770. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc., an S&P 500 company, is a real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP has been a publicly traded NYSE listed company since 1985 (NYSE:HCP). HCP’s portfolio of properties is distributed among distinct sectors of the healthcare industry, including senior housing, post-acute/skilled nursing, life science, medical office and hospital. For more information, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO as adjusted applicable to common shares on a diluted basis, and FAD applicable to common shares on a diluted basis for the full-year of 2011. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

HCP

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

(562) 733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	June 30,	December 31,
	2011	2010
Assets
Real estate:
Buildings and improvements	$8,986,880	$8,209,806
Development costs and construction in progress	156,198	144,116
Land	1,731,589	1,573,984
Accumulated depreciation and amortization	(1,392,002)	(1,251,142)
Net real estate	9,482,665	8,676,764

Net investment in direct financing leases	6,649,852	609,661
Loans receivable, net	110,980	2,002,866
Investments in and advances to unconsolidated joint ventures	224,625	195,847
Accounts receivable, net of allowance of $1,190 and $5,150, respectively	24,273	34,504
Cash and cash equivalents	276,205	1,036,701
Restricted cash	44,170	36,319
Intangible assets, net	400,438	316,375
Other assets, net	479,850	422,886

Total assets	$17,693,058	$13,331,923

Liabilities and equity
Bank line of credit	$—	$—
Senior unsecured notes	5,706,998	3,318,379
Mortgage debt	1,780,665	1,235,779
Other debt	89,466	92,187
Intangible liabilities, net	137,848	148,072
Accounts payable and accrued liabilities	589,818	313,806
Deferred revenues	66,995	77,653
Total liabilities	8,371,790	5,185,876

Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized 407,120,455 and 370,924,887 shares issued and outstanding, respectively	407,120	370,925
Additional paid-in capital	9,328,607	8,089,982
Cumulative dividends in excess of earnings	(861,539)	(775,476)
Accumulated other comprehensive loss	(13,833)	(13,237)
Total stockholders’ equity	9,145,528	7,957,367

Joint venture partners	4,715	14,935
Non-managing member unitholders	171,025	173,745
Total noncontrolling interests	175,740	188,680

Total equity	9,321,268	8,146,047

Total liabilities and equity	$17,693,058	$13,331,923

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues:
Rental and related revenues	$261,573	$230,368	$517,736	$454,638
Tenant recoveries	22,441	22,068	45,885	43,829
Income from direct financing leases	143,662	11,995	157,057	24,210
Interest income	60,526	36,156	98,622	71,422
Investment management fee income	504	1,290	1,111	2,598
Total revenues	488,706	301,877	820,411	596,697

Costs and expenses:
Depreciation and amortization	90,052	77,700	181,472	155,634
Interest expense	105,129	72,745	213,705	148,697
Operating	46,621	45,416	93,467	91,503
General and administrative	34,872	20,525	56,824	45,449
Impairment recoveries	—	—	—	(11,900)
Total costs and expenses	276,674	216,386	545,468	429,383

Other income, net	7,518	181	17,830	494

Income before income taxes and equity income from investments in unconsolidated joint ventures	219,550	85,672	292,773	167,808
Income taxes	(248)	(571)	(285)	(943)
Equity income from unconsolidated joint ventures	14,950	2,486	15,748	3,869
Income from continuing operations	234,252	87,587	308,236	170,734

Discontinued operations:
Income before gain on sales of real estate, net of income taxes	—	943	—	1,897
Gain on sales of real estate, net of income taxes	—	65	—	65
Total discontinued operations	—	1,008	—	1,962

Net income	234,252	88,595	308,236	172,696
Noncontrolling interests’ share in earnings	(5,493)	(3,494)	(9,384)	(6,559)
Net income attributable to HCP, Inc.	228,759	85,101	298,852	166,137
Preferred stock dividends	(5,283)	(5,283)	(10,566)	(10,566)
Participating securities’ share in earnings	(483)	(353)	(1,347)	(1,270)

Net income applicable to common shares	$222,993	$79,465	$286,939	$154,301

Basic earnings per common share:
Continuing operations	$0.55	$0.27	$0.74	$0.52
Discontinued operations	—	—	—	—
Net income applicable to common shares	$0.55	$0.27	$0.74	$0.52

Diluted earnings per common share:
Continuing operations	$0.55	$0.27	$0.73	$0.52
Discontinued operations	—	—	—	—
Net income applicable to common shares	$0.55	$0.27	$0.73	$0.52

Weighted average shares used to calculate earnings per common share:
Basic	406,193	294,880	389,249	294,056

Diluted	411,710	296,037	391,100	295,067

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$308,236	$172,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	181,472	155,634
Discontinued operations	—	1,249
Amortization of above and below market lease intangibles, net	(2,093)	(3,708)
Stock-based compensation	10,205	7,688
Amortization of debt premiums, discounts and issuance costs, net	18,402	5,304
Straight-line rents	(32,912)	(21,695)
Interest accretion	(41,858)	(30,742)
Deferred rental revenues	(1,077)	(2,022)
Equity income from unconsolidated joint ventures	(15,748)	(3,869)
Distributions of earnings from unconsolidated joint ventures	1,569	3,648
Gain upon consolidation of joint venture	(7,769)	(65)
Marketable securities gains, net	—	(35)
Gain upon settlement of loans receivable	(22,812)	—
Derivative (gains) losses, net	(3,308)	723
Impairment recoveries	—	(11,900)
Changes in:
Accounts receivable, net	8,822	4,456
Other assets	(4,010)	1,375
Accounts payable and accrued liabilities	35,696	(2,640)
Net cash provided by operating activities	432,815	276,097
Cash flows from investing activities:
Cash used in the HCR ManorCare Acquisition, net of cash acquired	(3,801,624)	—
Cash used in the HCP Ventures II purchase, net of cash acquired	(135,550)	—
Other acquisitions and development of real estate	(148,032)	(157,176)
Leasing costs and tenant and capital improvements	(20,940)	(16,545)
Purchase of an interest in and contributions to unconsolidated joint ventures	(95,000)	(264)
Distributions in excess of earnings from unconsolidated joint ventures	1,558	1,723
Proceeds from the sale of securities	—	242
Principal repayments on loans receivable	303,720	25,586
Investments in loans receivable	(360,932)	(8,081)
Increase in restricted cash	(7,851)	(6,817)
Net cash used in investing activities	(4,264,651)	(161,332)
Cash flows from financing activities:
Repayment of term loan	—	(200,000)
Repayments of mortgage debt	(141,684)	(87,720)
Issuance of senior unsecured notes	2,400,000	—
Debt issuance costs	(42,852)	—
Net proceeds from the issuance of common stock and exercise of options	1,281,575	440,589
Dividends paid on common and preferred stock	(384,915)	(284,753)
Sale (purchase) of noncontrolling interests	(33,618)	8,395
Distributions to noncontrolling interests	(7,166)	(7,275)
Net cash provided by (used in) financing activities	3,071,340	(130,764)
Net decrease in cash and cash equivalents	(760,496)	(15,999)
Cash and cash equivalents, beginning of period	1,036,701	112,259
Cash and cash equivalents, end of period	$276,205	$96,260

HCP, Inc.

Funds From Operations (1)

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011		2010

Net income applicable to common shares	$222,993	$79,465	$286,939		$154,301
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	90,052	77,700	181,472		155,634
Discontinued operations	—	212	—		1,249
Direct financing lease (“DFL”) depreciation	2,633	—	3,005		—
Gain on sales of real estate	—	(65)	—		(65)
Gain upon consolidation of joint venture	270	—	(7,769)		—
Equity income from unconsolidated joint ventures	(14,950)	(2,486)	(15,748)		(3,869)
FFO from unconsolidated joint ventures	17,519	7,636	20,834		14,496
Noncontrolling interests’ and participating securities’ share in earnings	5,976	3,847	10,731		7,829
Noncontrolling interests’ and participating securities’ share in FFO	(6,582)	(4,434)	(11,806)		(9,023)
FFO applicable to common shares	$317,911	$161,875	$467,658		$320,552
Distributions on dilutive convertible units	2,964	1,637	6,018		3,244
Diluted FFO applicable to common shares	$320,875	$163,512	$473,676		$323,796

Diluted FFO per common share	$0.78	$0.55	$1.19		$1.08

Weighted average shares used to calculate diluted FFO per share	413,996	299,474	397,060		298,525

Impact of adjustments to FFO:
Impairment recoveries	$—	$—	$—		$(11,900)
Merger-related items	(5,712)	—	26,596	(2)	—
	$(5,712)	$—	$26,596		$(11,900)

FFO as adjusted applicable to common shares	$312,199	$161,875	$494,254		$308,652
Distributions on dilutive convertible units and other	2,975	1,637	5,915		3,285
Diluted FFO as adjusted applicable to common shares	$315,174	$163,512	$500,169		$311,937

Per common share impact of adjustments on diluted FFO	$(0.01)	$—	$0.16	(3)	$(0.04)

Diluted FFO as adjusted per common share	$0.77	$0.55	$1.35		$1.04

Weighted average shares used to calculate diluted FFO as adjusted per share	408,985	299,474	371,004	(3)	298,525

(1)             The Company believes FFO is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from real estate dispositions and upon changes in control of joint ventures, plus real estate and DFL depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company.

FFO as adjusted represents FFO before the impact of impairments, impairment recoveries and merger-related items (defined below). Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

(2)             $26.6 million of merger-related items attributable to the HCR ManorCare Acquisition (incurred from January 1st through April 6th 2011) include the following: (i) $26.8 million of direct transaction costs, (ii) $23.9 million of interest expense associated with the $2.4 billion senior notes issued on January 24, 2011, which proceeds of such offering were obtained to prefund the HCR ManorCare Acquisition, which increases were partially offset by (iii) $24.1 million of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items.

(3)             $0.16 per share of merger-related items attributable to the HCR ManorCare Acquisition include the following:

(i)              $0.07 per share of direct transaction costs that are discussed in footnote 2(i);

(ii)            ($0.07) per share of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare debt and other miscellaneous items that is discussed in footnote 2(iii); and

(iii)          $0.16 per share of negative carry related to prefunding activities consisting of: (a) 76 million shares from our December 2010 and March 2011 common stock offerings (excludes 4.5 million shares in March 2011 related to the underwriters’ overallotment option), which issuances increased our weighted average shares by 26 million shares for the six months ended June 30, 2011; and  (b)  $0.07 per share for the interest expense related to the $2.4 billion senior notes discussed in footnote 2(ii). Proceeds from these offerings were used to prefund a portion of the cash consideration for the HCR ManorCare Acquisition.

HCP, Inc.

Funds Available for Distribution (1)

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

FFO as adjusted applicable to common shares	$312,199	$161,875	$494,254	$308,652
Amortization of above and below market lease intangibles, net	(1,187)	(1,804)	(2,093)	(3,708)
Stock-based compensation	5,103	4,182	10,205	7,688
Amortization of debt premiums, discounts and issuance costs, net (2)	3,391	1,836	6,349	5,304
Straight-line rents	(15,612)	(8,419)	(32,912)	(21,695)
DFL interest accretion (3)	(22,262)	(2,569)	(24,937)	(5,408)
DFL depreciation	(2,633)	—	(3,005)	—
Deferred revenues – tenant improvement related	(767)	(929)	(1,643)	(1,857)
Deferred revenues – additional rents (SAB 104)	(1,416)	(1,668)	566	(165)
Leasing costs and tenant and capital improvements	(11,447)	(11,925)	(20,940)	(16,545)
Joint venture and other FAD adjustments (3)	(13,494)	(2,505)	(14,347)	(4,543)
FAD applicable to common shares	$251,875	$138,074	$411,497	$267,723

Distributions on dilutive convertible units	2,964	1,637	2,616	—

Diluted FAD applicable to common shares	$254,839	$139,711	$414,113	$267,723

Diluted FAD per common share	$0.62	$0.47	$1.12	$0.91

Weighted average shares used to calculate diluted FAD per common share	408,985	299,474	368,704	295,067

(1)     Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) straight-line rents; (ii) amortization of acquired above/below market lease intangibles; (iii) amortization of debt premiums, discounts and issuance costs; (iv) amortization of stock–based compensation expense; (v) accretion and depreciation related to direct financing leases; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, HCP’s FAD may not be comparable to those reported by other REITs. Although HCP’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

(2)     Excludes $0.1 million related to the amortization of deferred issuance costs of the $2.4 billion senior notes issued in January 2011, which costs are included in merger-related items for the three months ended June 30, 2011. Excludes $11.3 million related to the write-off of unamortized loan fees for the Company’s bridge loan commitment and $0.8 million related to the amortization of deferred issuance costs of the senior notes discussed above, which costs are included in merger-related items for the six months ended June 30, 2011.

(3)     For both the three and six months ended June 30, 2011, DFL interest accretion includes an reduction of $13.3 million, and Joint venture and other FAD adjustments include a contribution of $14.5 million, as a result of HCP’s equity interest in the operations of HCR ManorCare, Inc. (“HCR ManorCare OpCo”). The Company’s joint venture interest in HCR ManorCare OpCo is accounted for using the equity method and results in an ongoing reduction of DFL income, proportional to HCP’s ownership in HCR ManorCare OpCo. Further, the Company’s share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding reduction of related lease expense recognized at the HCR ManorCare OpCo level.

HCP, Inc.

Net Operating Income and Same Property Performance (1) (2)

Dollars in thousands

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income	$234,252	$88,595	$308,236	$172,696
Interest income	(60,526)	(36,156)	(98,622)	(71,422)
Investment management fee income	(504)	(1,290)	(1,111)	(2,598)
Depreciation and amortization	90,052	77,700	181,472	155,634
Interest expense	105,129	72,745	213,705	148,697
General and administrative	34,872	20,525	56,824	45,449
Impairment recoveries	—	—	—	(11,900)
Other income, net	(7,518)	(181)	(17,830)	(494)
Income taxes	248	571	285	943
Equity income from unconsolidated joint ventures	(14,950)	(2,486)	(15,748)	(3,869)
Total discontinued operations, net of income taxes	—	(1,008)	—	(1,962)
NOI (1)	$381,055	$219,015	$627,211	$431,174
Straight-line rents	(15,612)	(8,419)	(32,912)	(21,695)
DFL interest accretion	(22,262)	(2,569)	(24,937)	(5,408)
Amortization of above and below market lease intangibles, net	(1,187)	(1,804)	(2,093)	(3,708)
Lease termination fees	(1,589)	(1,589)	(3,178)	(3,573)
NOI adjustments related to discontinued operations	—	10	—	21
Adjusted NOI (1)	$340,405	$204,644	$564,091	$396,811
Non-SPP adjusted NOI (1) (2)	(129,459)	858	(147,075)	1,644
Same property portfolio adjusted NOI (1) (2)	$210,946	$205,502	$417,016	$398,455

Adjusted NOI % change – SPP	2.6%		4.7%

(1)     The Company believes Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it measures the operating performance of the Company’s leased properties (i.e., real estate and DFLs) at the property level on an unleveraged basis. NOI is used to evaluate the operating performance of leased properties and SPP. The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

NOI is defined as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses. NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, impairments, impairment recoveries, other income, net, income tax expenses, equity income from unconsolidated joint ventures and discontinued operations. NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash basis NOI.”

(2)     Same property statistics allow management to evaluate the performance of the Company’s leased property portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. The Company identifies its SPP as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations (1)

(Unaudited)

	2011
	Low	High

Diluted earnings per common share	$ 1.59	$ 1.65
Real estate depreciation and amortization	0.87	0.87
DFL depreciation	0.02	0.02
Gain upon consolidation of joint venture	(0.02)	(0.02)
Joint venture FFO adjustments	0.02	0.02
Diluted FFO per common share	$ 2.48	$ 2.54
Merger-related items (2)	0.15	0.15
Diluted FFO as adjusted per common share	$ 2.63	$ 2.69
Amortization of above and below market lease intangibles, net	(0.01)	(0.01)
Stock-based compensation	0.05	0.05
Amortization of debt premiums, discounts and issuance costs, net	0.04	0.04
Straight-line rents	(0.15)	(0.15)
DFL interest accretion (3)	(0.19)	(0.19)
DFL depreciation	(0.02)	(0.02)
Deferred revenues	(0.01)	(0.01)
Leasing costs and tenant and capital improvements	(0.14)	(0.14)
Joint venture FAD adjustments (3)	(0.11)	(0.11)
Diluted FAD per common share	$ 2.09	$ 2.15

(1)     Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, property dispositions and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, impairments, impairment recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of the Company’s contractual relationships with such entities, ineffectiveness related to our cash flow hedges, offerings of debt or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)  Merger-related items of $0.15 per share related to the HCR ManorCare Acquisition include the following:

(i)  $0.07 per share of direct transaction costs, including professional fees and amortization of costs associated with the bridge loan commitment;

(ii) $0.14 per share of negative carry related to prefunding the transaction, which includes the impact of: (a) 76 million shares from our December 2010 and March 2011 common stock offerings (excludes 4.5 million shares in March 2011 related to the underwriters’ overallotment option) on the calculation of weighted average shares and (b) the additional interest expense and amortization of fees associated with the $2.4 billion senior notes offering completed on January 24, 2011. Proceeds from these offerings were used to fund the cash consideration of the HCR ManorCare Acquisition; which are partially offset by

(iii) ($0.06) per share of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items.

(3)     The Company’s joint venture interest in HCR ManorCare OpCo is accounted for using the equity method and results in an ongoing reduction of DFL income, proportional to HCP’s ownership in HCR ManorCare OpCo. Further, the Company’s share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding reduction of related lease expense recognized at the HCR ManorCare OpCo level. The increase in the Company’s equity income resulting from the decrease of HCR ManorCare OpCo lease expense represents additional non-cash income that is presented as a negative joint venture FAD adjustment.